Exhibit 10.1

CONVERTIBLE PROMISSORY NOTE AMENDMENT AND RESTATEMENT

This Convertible Promissory Note Amendment and Restatement (this “Amendment and Restatement”) is entered into as of November 15, 2018, by and between ILIAD RESEARCH AND TRADING, L.P., a Utah limited partnership (“Lender”), and CYTODYN INC., a Delaware corporation (“Borrower”). Capitalized terms used in this Amendment and Restatement without definition shall have the meanings given to them in the Note (as defined below).

A. Borrower previously issued to Lender a Convertible Promissory Note dated June 26, 2018 in the principal amount of $5,700,000.00 (the “Note,” and all other documents entered into in conjunction therewith, the “Transaction Documents”).

B. Borrower has requested and Lender has agreed to allow Borrower to pay Redemption Amounts in Common Stock instead of cash.

C. Borrower and Lender have agreed, subject to the terms, amendments, conditions and understandings expressed in this Amendment and Restatement, to amend and restate the Note in its entirety.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals. Each of the parties hereto acknowledges and agrees that the recitals set forth above in this Amendment and Restatement are true and accurate and are hereby incorporated into and made a part of this Amendment and Restatement.

2. Amended and Restated Note. Borrower and Lender agree that the Note is hereby amended and restated in its entirety and replaced with the Convertible Promissory Note attached hereto as Exhibit A.

3. Representations and Warranties. In order to induce Lender to enter into this Amendment and Restatement, Borrower, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

a. Borrower has full power and authority to enter into this Amendment and Restatement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Amendment and Restatement or the performance of any of the obligations of Borrower hereunder.

b. There is no fact known to Borrower or which should be known to Borrower which Borrower has not disclosed to Lender on or prior to the date of this Amendment and Restatement which would or could materially and adversely affect the understanding of Lender expressed in this Amendment and Restatement or any representation, warranty, or recital contained in this Amendment and Restatement.

c. Except as expressly set forth in this Amendment and Restatement, Borrower acknowledges and agrees that neither the execution and delivery of this Amendment and Restatement nor any of the terms, provisions, covenants, or agreements contained in this Amendment and Restatement shall in any manner release, impair, lessen, modify, waive, or otherwise affect the liability and obligations of Borrower under the terms of the Transaction Documents.

d. Borrower has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Lender, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Amendment and Restatement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Transaction Documents. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Borrower hereby acknowledges and agrees that the execution of this Amendment and Restatement by Lender shall not constitute an acknowledgment of or admission by Lender of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

e. Borrower represents and warrants that as of the date hereof no Events of Default or other material breaches exist under the Transaction Documents or have occurred prior to the date hereof.

4. Certain Acknowledgments. Each of the parties acknowledges and agrees that no property or cash consideration of any kind whatsoever has been or shall be given by Lender to Borrower in connection with this Amendment and Restatement.

5. Other Terms Unchanged. The Note, as amended and restated by this Amendment and Restatement, remains and continues in full force and effect, constitutes legal, valid, and binding obligations of each of the parties, and is in all respects agreed to, ratified, and confirmed. Any reference to the Note after the date of this Amendment and Restatement is deemed to be a reference to the Note as amended by this Amendment and Restatement. If there is a conflict between the terms of this Amendment and Restatement and the Note, the terms of this Amendment and Restatement shall control. No forbearance or waiver may be implied by this Amendment and Restatement. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment and Restatement shall not operate as a waiver of, or as an amendment to, any right, power, or remedy of Lender under the Note, as in effect prior to the date hereof.

6. No Reliance. Borrower acknowledges and agrees that neither Lender nor any of its officers, directors, members, managers, equity holders, representatives or agents has made any representations or warranties to Borrower or any of its agents, representatives, officers, directors, or employees except as expressly set forth in this Amendment and Restatement and the Transaction Documents and, in making its decision to enter into the transactions contemplated by this Amendment and Restatement, Borrower is not relying on any representation, warranty, covenant or promise of Lender or its officers, directors, members, managers, equity holders, agents or representatives other than as set forth in this Amendment and Restatement.

7. Counterparts. This Amendment and Restatement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. The parties hereto confirm that any electronic copy of another party’s executed counterpart of this Amendment and Restatement (or such party’s signature page thereof) will be deemed to be an executed original thereof.

8. Further Assurances. Each party shall do and perform or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Amendment and Restatement and the consummation of the transactions contemplated hereby.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment and Restatement as of the date set forth above.

BORROWER:

CYTODYN INC.

By:	/s/ Michael Mulholland
Name:	Michael Mulholland
Title:	Chief Financial Officer

LENDER:

ILIAD RESEARCH AND TRADING, L.P.

By:	Iliad Management, LLC, its General Partner

	By:	Fife Trading, Inc., its Manager

		By:	/s/ John M. Fife
John M. Fife, President

[Signature page to Amendment and Restatement to Convertible Promissory Note]

Exhibit A

AMENDED AND RESTATED CONVERITBLE PROMISSORY NOTE